Exhibit (h)(5)

POWER OF ATTORNEY

for BlackRock Liquidity Funds

The undersigned, David O. Beim, Susan J. Carter, Collette Chilton, Neil A. Cotty, Dr. Matina S. Horner, Rodney D. Johnson, Cynthia A. Montgomery, Barbara G. Novick, John M. Perlowski, Joseph P. Platt, Robert C. Robb, Jr., Mark Stalnecker, Kenneth L. Urish, Claire A. Walton and Frederick W. Winter, Trustees of BlackRock Liquidity Funds, hereby authorize Howard Surloff, Ben Archibald, John M. Perlowski, Neal J. Andrews, Jay M. Fife, Jennifer McGovern, Scott Hilton, and Janey Ahn, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-1A or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of BlackRock Liquidity Funds or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 21st day of June, 2016.

Signature	Title	Signature	Title

/s/ David O. Beim David O. Beim	Trustee	/s/ John M. Perlowski John M. Perlowski	Trustee

/s/ Susan J. Carter Susan J. Carter	Trustee	/s/ Joseph P. Platt Joseph P. Platt	Trustee

/s/ Collette Chilton Collette Chilton	Trustee	/s/ Robert C. Robb, Jr. Robert C. Robb, Jr.	Trustee

/s/ Neil A. Cotty Neil A. Cotty	Trustee	/s/ Mark Stalnecker Mark Stalnecker	Trustee

/s/ Dr. Matina S. Horner Dr. Matina S. Horner	Trustee	/s/ Kenneth L. Urish Kenneth L. Urish	Trustee

/s/ Rodney D. Johnson Rodney D. Johnson	Trustee	/s/ Claire A. Walton Claire A. Walton	Trustee

/s/ Cynthia A. Montgomery Cynthia A. Montgomery	Trustee	/s/ Frederick W. Winter Frederick W. Winter	Trustee

/s/ Barbara G. Novick Barbara G. Novick	Trustee